Exhibit 15.8

CONSENT

We hereby consent to the reference to our valuation report in respect of options granted by Plaza Centers N.V. (“the Company”) on March 14, 2012, May 22, 2012, August 21, 2012, November 20, 2012 and ESOP No.1 re-pricing valuation and March 13, 2013, August 22, 2013 under ESOP no.2 appearing in this Annual Report on Form 20-F of Elbit Imaging Ltd., and to the incorporation by reference of this Annual Report in the Registration Statement on Form F-1 (Registration No. 333-194519) and in the Registration Statement on Form F-3 (Registration No. 333-172122) and in the Registration Statement on Form S-8 (Registration No. 333-117509, No. 333-130852, No. 333-136684 and No. 333-152820) of Elbit Imaging Ltd.

This consent is not to be construed as an admission that we are an expert or that we are a person whose consent is required to be filed under the provisions of the Securities Act of 1933, as amended.

/s/ Financial Immunities Dealing Room Ltd.
Financial Immunities Dealing Room Ltd.

Ness Ziona, Israel
November 9, 2017